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                                 EXHIBIT 21.1

                          LIST OF SUBSIDIARIES AS OF
                               DECEMBER 31, 1999


     (1)  Compact Discs Management, Inc., a Delaware corporation.

     (2)  CD Warehouse Finance Company, a Nevada corporation.

     (3)  CD Warehouse.com, Inc., a Nevada corporation.

     (4)  Compact Discs Distribution, Inc., a Nevada corporation.